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                                                                  EXHIBIT 10.89


                          SOFTWARE TRANSFER AGREEMENT

         This Software Transfer Agreement (this "Transfer Agreement") effective the 1st day of September, 1998, by and between Bankers Insurance Group, Inc. and Bankers Insurance Company ("Bankers"), Insurance Management Solutions, Inc. (hereinafter referred to as "IMS"), and First Community Insurance Company (hereinafter referred to as FCIC).

         WHEREAS, Bankers and IMS desire to transfer all their right, title and interest to FCIC in certain policy and claims administration software, specifically the Florida Auto Residuals Market policy and procedures systems software ("Transferred Program") and enhancements thereto without payment by FCIC of any transfer, user or other fee except for the one time payment of one dollar and other valuable consideration, the receipt and value of which is hereby acknowledged; and

         NOW, THEREFORE, for and in consideration of the covenants and promises herein recited, it is understood and agreed as follows:

1.  Transfer of Software.

    a) Bankers and IMS hereby transfer to FCIC all of their right, title and interest in both source and object code in machine readable form the Transferred Program, together with the documentation (including, but not limited to, manuals, printed materials, source and object codes "Documentation"). The Transferred Program and the Documentation are referred to collectively herein as the "Program".

    b) The Program includes policy and claims administration, processing, billing, and production programs owned by Bankers and IMS, specifically, the Florida Auto Residuals Market policy and procedures systems software.

2. License Retained. Bankers and IMS are hereby granted a non-exclusive, perpetual license by FCIC in connection with the Program, authorizing them to do the following:

    a) Use, enhance, or modify the Program in machine readable form on their computers at such locations as they may conduct their business from time to time and in conjunction therewith to store the Program and transmit it through or display it on units associated with their computers;

    b)  Utilize the Documentation in support of the use of the Program;

    c) Copy the Program and the Documentation to provide sufficient copies to support their use of the Program as authorized under this Agreement.

    d) Sell or grant non-exclusive, perpetual licenses of the Program and any enhancements to any third parties.



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3.  Warranty. To the extent that Bankers or IMS received patent rights, copyrights, trademarks or similar rights in its purchase of the Program, then FCIC, or its assigns are granted the same rights.

4. Enhancements. The parties hereto agree to provide to each other at no additional cost any enhancements to the Transferred Program. FCIC agrees to be responsible for the maintenance of and upgrades to the Program.

5. Construction of Agreement. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires.

6. Captions. The paragraph captions as to contents of the particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular paragraph in which they are referred.

7. Modification. No change or modification of this Transfer Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

8. Severability. All agreements and covenants contained herein are severable and in the event any of them shall be held to be illegal, invalid or unenforceable by any Court of competent jurisdiction, this Agreement shall be interpreted as if such illegal, invalid, or unenforceable agreements or covenants were not contained herein.

9. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

    TO IMS:                               Insurance Management Solutions, Inc.
                                          360 Central Avenue
                                          St. Petersburg, FL 33701
                                          Attention: Jeffrey Bragg
                                          Telephone  (813) 823-4000 ext. 4427
                                          Fax        (813) 823-6518

    To Bankers
    and FCIC:                             Bankers Insurance Group, Inc.,
                                          Bankers Insurance Company
                                          and First Community Insurance Company
                                          360 Central Avenue
                                          St. Petersburg, FL 33701
                                          Attention: G. Kristin Delano
                                          Telephone  (813) 823-4000 ext. 4416
                                          Fax        (813) 823-6518



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    Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.

    IN WITNESS WHEREOF, the parties hereto executed this Agreement on the day and year set forth below in St. Petersburg, Florida.


WITNESSES:                                "IMS"
                                          Insurance Management Solutions, Inc.


/s/ Dawn Wuteski                          BY: /s/ Kelly K. King
---------------------------------            ----------------------------------

                                          AS ITS:            CFO
                                                -------------------------------

                                          DATE:             12/3/98
---------------------------------               -------------------------------



WITNESSES:                                "Bankers"
                                          Bankers Insurance Group, Inc. and
                                          Bankers Insurance Company


/s/ Dawn Wuteski                          By: /s/ J. Kristin Delano
---------------------------------            ----------------------------------

                                          AS ITS:     Corporate Secretary
                                                -------------------------------

                                          DATE:            9/1/98
---------------------------------               -------------------------------


WITNESSES:                                "FCIC"
                                          First Community Insurance Company


/s/ Dawn Wuteski                          By: /s/ J. Kristin Delano
---------------------------------            ----------------------------------

                                          AS ITS:     Corporate Secretary
                                                -------------------------------

                                          DATE:            9/1/98
---------------------------------               -------------------------------



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